UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: June 2, 2005
(Date of earliest event reported: May 26, 2005)

DUKE ENERGY CORPORATION
(Exact name of registrant as specified in charter)

NORTH CAROLINA (State or other jurisdiction of incorporation)	1-4928 (Commission File No.)	56-0205520 (IRS Employer Identification No.)

526 South Church Street Charlotte, North Carolina (Address of principal executive offices)	28202-1904 (Zip Code)

Registrant’s telephone number, including area code: 704-594-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On May 26, 2005, Duke Capital LLC (DCLLC), a wholly-owned subsidiary of the registrant, executed a definitive agreement with ConocoPhillips, DCLLC’s co-equity owner in Duke Energy Field Services, LLC (DEFS), to reduce DCLLC’s ownership interest in DEFS from 69.7% to 50%, which would result in DCLLC and ConocoPhillips becoming equal 50% owners in DEFS. The execution of this definitive agreement was contemplated in the agreement between the registrant and ConocoPhillips executed on February 24, 2005 and described in the registrant’s Form 8-K filed on March 2, 2005, which agreement was terminated on May 26, 2005, as result of the execution of the definitive agreement.

Pursuant to the definitive agreement, DCLLC will receive directly and indirectly through its ownership interest in DEFS approximately $1.1 billion in cash and assets from ConocoPhillips and DEFS. The transaction includes the transfer to DCLLC of DEFS’ Canadian business and of ConocoPhillips’ interest in the Empress System gas processing and natural gas liquids marketing business. The DEFS Canadian business consists of natural gas gathering and processing facilities in Canada. The Empress System operations include natural gas liquids extraction and fractionation facilities in Canada and related liquids transportation and storage operations. The transaction will also include the payment from ConocoPhillips to DEFS of cash in lieu of ConocoPhillips’ New Mexico gas gathering, processing and natural gas liquids marketing business. The DEFS restructuring transaction, which is subject to receipt of customary United States and Canadian regulatory approvals, is expected to close late in the second quarter or early in the third quarter of 2005.

ITEM 7.01 Regulation FD Disclosure

The information (including exhibits) that is being furnished pursuant to this Item 7.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Exchange Act or otherwise subject to liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. This report under Item 7.01 is not an admission as to the materiality of any information in this report.

As previously announced, the registrant has made available today on its website (http://www.duke-energy.com/investors/events/2005/022405febchat) a worksheet to facilitate the understanding of the financial statement implications associated with the registrant’s deconsolidation of Duke Energy Field Services, LLC. The worksheet does not provide any pro forma financial information but rather describes the adjustments that would be made to certain line items following deconsolidation.

This release includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements represent the registrant’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside the registrant’s control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities or other hostilities; changes in environmental and other laws and regulations to which the registrant and its subsidiaries are subject or other external factors over which the registrant has no control; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the timing of and conditions or limitations imposed in connection with regulatory approvals; and conditions of the capital markets and equity markets during the periods covered by the forward-looking statements. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the registrant has described. The registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION By: /s/ Edward M. Marsh, Jr. —————————————— Edward M. Marsh, Jr. Deputy General Counsel and Assistant Secretary

Date: June 2, 2005